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                                                                    Exhibit 23.3
                                                                    ------------



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of AnswerThink Consulting Group, Inc. of our report dated February 1, 1999, except for Note 15, as to which the date is February 26, 1999, relating to the financial statements, which appear in AnswerThink Consulting Group, Inc.'s Annual Report on Form 10-K for the year ended January 1, 1999. We also consent to the incorporation by reference of our report dated February 26, 1999, except for Note 16, as to which the date is June 24, 1999, relating to the financial statements, which appear in the Current Report on Form 8-K dated August 12, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP

Miami, Florida
September 16, 1999